Exhibit 10-18

The Bank of California,
a division of Union Bank of California, N.A.

GENERAL SECURITY AGREEMENT

This General Security Agreement ("Agreement") is made as of June 12, 1996, by and between Auto-Graphics, Inc., a California corporation ("Debtor") and The Bank of California, a division of Union Bank of California, N.A. ("Bank").
In consideration of any financial accommodations given. to be given or continued, Bank and Debtor agree to the following terms and conditions.

1. Grant Of Security Interest. Debtor grants to Bank a security interest in the following described personal property of Debtor now or hereafter existing or acquired:

1.1 Any and all tangible and Intangible property in the Bank's possession or control in any manner or for any purpose; and

1.2 All of the kinds and classes of property indicated below:

Equipment, including without limitation: machinery, furniture, fixtures, furnishings, fittings, parts, attachments, motor vehicles and farm equipment; and consumer goods (subject to Section 2").

Accounts, including without limitation: accounts receivable, rights to payment or performance under invoices or contracts or to payment for goods sold or leased or for services rendered, whether or not yet earned by Debtor's performance, and all forms of obligations of and receivables from others.

Chattel paper; Instruments, including notes, drafts and acceptances; documents; documents of title and receipts, including bills of lading and warehouse receipts, and the goods relating thereto; money; general Intangibles, including without limitation: cash value, return premiums; and other rights under insurance policies, causes of action, judgments, royalty contracts, contracts relating to the sale, finance or lease of real property, goodwill, trademarks, trade names, trade styles, patents and applications therefor; books and records; and demand, time, savings, or any other accounts maintained with Bank or any other financial institutions; deposit accounts, including time, savings, passbook or other accounts.

1.3 Any and all proceeds, accessions, replacements, improvements, increases and products of the personal property specified in Sections 1.1 and 1.2 above, together with any accounts into which any such proceeds may be placed, and any and all records (including computer software and hardware, data processing information, written documents, books, ledgers, and statements.) The property described in Sections 1.1, 1.2 and 1.3 are Individually and collectively called "Collateral".

2. Obligations Secured. The security interest granted by Debtor to Bank secures payment and performance of all of the Debtor's present and future debts, obligations and liabilities to Bank, whether absolute or contingent, direct or indirect, liquidated or unliquidated, arising under loans, as overdrafts or in any other manner, and whether or not secured by assets In addition to the Collateral, except: any consumer credit indebtedness under the Federal Truth In Lending Act and regulations thereunder unless the Collateral and type of security interest granted to Bank under this Agreement is disclosed at the time incurred if and as then required by such Act and regulations (the foregoing to be hereinafter collectively called "Obligations").

3. Ownership; Value. Debtor owns absolutely and has unrestricted power to encumber all Collateral unless Bank agrees otherwise in writing. No other person or entity has or claims any title, lien, share arrangement or other interest in any Collateral except for taxes not yet delinquent, and for any interest disclosed to and accepted by Bank in writing. Debtor will defend any proceeding which may affect title to or Bank's security interest in any Collateral. Copies of all financing statements and all other documents publicly recorded or filed naming Debtor as debtor or obligor have been delivered to Bank prior to the date of this Agreement. Debtor shall promptly give Bank notice of any decrease in the value of any Collateral.

4. Collateral In Debtor's Possession. As to all Collateral now or later in Debtor's possession (unless specifically otherwise agreed by Bank in writing"), Debtor will:

4.1 Keep the Collateral at the following location(s") or at such other locations disclosed in writing to Bank, and will not remove the Collateral from such location(s") except temporarily for use In Debtor's business or for repairs: 3201 Temple Ave.. Pomona, CA 91768

4.2 Keep the Collateral separate and Identifiable to the fullest extent possible.

4.3 Maintain all of Collateral in good and salable condition: repair the Collateral if necessary: deal with the Collateral in all ways considered good practice by owners of like property: use the Collateral lawfully, only in Debtor's business and as permitted by Insurance policies: and permit Bank to inspect the Collateral at any reasonable time.

4.4 Within 30 days after issuance of any certificate of registration or title to any Collateral, deliver any such certificate to Bank showing Bank's security interest noted thereon.

4.5 Keep all Collateral as personal property or trade fixtures and keep it from becoming part of the real property where located (notwithstanding that Collateral Includes fixtures"), and at Bank's request obtain and deliver to Bank a waiver or subordination on Bank's standard form from any owner and encumbrancer of the real property of any rights in the Collateral, and of any rights to prevent removal of the Collateral by Bank.

5. Inventory And Accounts. If Collateral includes inventory or accounts,
Debtor:

5.1 May, until notice from Bank, sell or lease inventory Collateral in the ordinary course of trade only, and collect cash proceeds of inventory Collateral.

5.2 At Bank's request, will deposit all cash proceeds as received in a general account with Bank or at Bank's option an account containing only such proceeds, and/or deliver statements identifying units or inventory acquired, disposed of and/or returned, and accounts and names and addresses of account debtors.

5.3 Will receive in trust, schedule on forms satisfactory to Bank, and deliver to Bank all non-cash proceeds other than inventory received in trade.

6. Collateral Representing Obligations Of Others. If Collateral includes accounts, chattel paper, Instruments, documents, general intangibles, rights to payment, deposit accounts, or proceeds, at and after the time Debtor's rights under each hem of such Collateral arise:

6.1 All such Collateral is and will be genuine, enforceable in accordance with its terms, free from default, prepayment, defenses and conditions precedent (except as disclosed to and accepted by Bank in writing"). Debtor will supply Bank with invoices or other evidence of Debtor's rights and With all originals of documents evidencing instruments, chattel paper and general intangibles on Bank's request.

6.2 All persons appearing to be obligated on such Collateral have authority and capacity to contract

6.3 All instruments and chattel paper are and will be in compliance with law as to form, content and manner of preparation and execution, and properly registered and filed to perfect Debtors interest thereunder.

6.4 Bank shall be under no duty to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protest or notices or dishonor, to collect any Collateral or its proceeds, or to take any steps to preserve rights against prior parties in connection with the Collateral whether or not it has possession of the Collateral.

6.5 Debtor will not compromise, settle or adjust any such Collateral or renew or extend the time of payment thereof without Bank's prior written consent.

7. Payment Of Liens And Taxes. Debtor will pay when due all existing and future charges, liens or encumbrances on and all taxes and assessments now or hereafter imposed on or affecting the Collateral, Including taxes on realty owned by Debtor on or at which Collateral is located.

8. Insurance On Collateral. Debtor, will at all times keep the Collateral insured naming Bank as loss payee under policies, including such lenders loss payable and/or additional Insured endorsements as Bank shall require, each in form and amounts, with companies, and against risks and liability satisfactory to Bank. In addition to amounts payable by reason of loss or damage to any Collateral (in which amounts Bank has a security interest as proceeds), Debtor hereby assigns to Bank as security for the Obligations all rights under such policies and any other policies constituting Collateral, will deliver such policies to Bank at Bank's request, and authorizes Bank to make any claim thereunder, to cancel the insurance on Debtor's default, and to receive payment of and endorse any instrument in payment of any loss, return premium or dividend.

9. Information From Debtor. Debtor will give Bank any information it reasonably requires from time to time regarding Debtors financial condition or the Collateral and events which could affect either or both, and will permit Bank access at reasonable times to its records containing such information. All information received by Bank at any time from Debtor (including but not limited to the value, condition and ownership of Collateral, financial statements, financing statements, and statements made in documentary Collateral) is and will be correct and complete as of the time such information is supplied whether or not specifically requested by Bank, and Debtor will notify Bank of any later adverse change in any such information. Debtor will notify Bank in writing of any change of Debtors name, residence, chief place of business, chief executive office or mailing address before such change occurs.

10. Bank's Rights To Protect Collateral. Bank is irrevocably appointed Debtor's attorney in fact at any time before or after default, without notice to Debtor, to obtain any insurance, discharge any lien, make any payment and do any other act which Debtor is obligated to do under this Agreement to exercise such rights as Debtor might exercise, to use such equipment as Debtor might use to enter Debtors premises, to give notice of Bank's security interest to collect Collateral including proceeds to execute and file in Debtors name any financing statements, other filings and amendments thereto, or applications for registration or like documents required to perfect Bank's security interest in any Collateral, and to take any other reasonable action, all to protect and preserve the Collateral and Bank's rights. No action or inaction by Bank, nor any term of this Agreement, shall relieve Debtor of the obligation to do any of the foregoing acts or impose on Bank any such obligations. Debtor shall, to the extent permitted by applicable law, reimburse Bank promptly for all costs and expenses incurred by Bank in performing any agreement of Debtor which Debtor shall fail to perform, or in taking any other action which Bank deems necessary for the maintenance or preservation of any Collateral or Bank's interest therein. Without limiting the Bank in the exercise of any of the foregoing rights, Bank may:

10.1 Endorse, collect and receive delivery or payment of instruments and documents constituting Collateral;

10.2 Make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable on it or security for the payment of it, and compromise disputes in connection with it;

10.3 Use or operate Collateral for the purpose of preserving any Collateral or its value or for preparing and disposing of Collateral, or abandon any Collateral.

11. Prohibited Transfers. Debtor will not sell, lease, contract to sell or lease, transfer or create any encumbrance, purchase money or other security interest in any Collateral (other than to sell or lease inventory Collateral as permitted by Section 5.1) until all Obligations have been paid, even though Bank has a security interest in proceeds of such Collateral and regardless of whether any sale, lease, encumbrance or transfer is to an organization or person controlled by Debtor or its then principals. If Debtor is an organization, Debtor will not without Bank's prior written consent change the legal form of its organization or its business structure in any way which Bank in good faith decides might adversely affect the prospect of repayment of any of the Obligations, impair the continuing validity or perfection of its security interest as to any Collateral (including later-acquired property), or make a filed financing statement misleading.

12. Events Of Default. The occurrence of any of the following shall constitute an Event of Default:

12.1 Debtor shall fail to pay any fees or other charges when due under this Agreement, or Debtor or any other person or entity ("Person") shall fail to perform any obligation under, this Agreement or any document or instrument executed in connection herewith or in connection with the Obligations ("Loan Documents"), or any default shall occur under any Loan Document

12.2 Any representation or warranty made, or financial statement, certificate or other document provided, by Debtor or any guarantor of the Obligations ("Guarantor") to Bank shall prove to have been false or misleading.

12.3 Debtor or any Guarantor shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors: an involuntary petition shall be filed under any such law against Debtor or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official shall be appointed to take possession, custody or control of the properties of Debtor or any Guarantor; or the death, incapacity, dissolution or termination of the business of Debtor or any Guarantor.

12.4 Debtor or any Guarantor shall fail to perform under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Person; or any guaranty of the indebtedness shall be revoked or terminated.

12.5 Any governmental authority shall take any action, any defined benefit pension plan maintained by Debtor or any Guarantor shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Debtor or any Guarantor.

12.6 Any sale, transfer or other disposition of all or a substantial or material part of the assets of Debtor or any Guarantor. Including without limitation to any trust or similar entity, shall occur.

12.7 Any Person shall fall to perform its obligations under the terms of any promissory note contract or other obligation that is held by Bank as Collateral; or Bank shall not have a first-priority perfected security interest in, or shall deem itself insecure with respect to the value of, any Collateral.

12.8 Any judgment shall be entered against Debtor or any Guarantor, or any involuntary lien of any kind or character shall attach to any assets or property of Debtor or any Guarantor, any of which, in the judgment of Bank, will have a material adverse effect on the financial condition or business of Debtor or any Guarantor.

12.9 If Debtor is a business organization, without Bank's prior written consent, Debtor's equity holders as of the date of this Agreement shall cease to own a majority of the equity interest in Debtor any change shall occur in the executive management of Debtor, or any change shall occur in the legal structure of Debtor.

12.10 Any deterioration or impairment of any of the Collateral or any decline or depreciation in the value or the market price thereof (whether actual or reasonably anticipated"), which causes the Collateral in Bank's judgment. to become unsatisfactory as to character or value.

12.11 Bank reasonably determines, in good faith, that its security interest in the Collateral or the prospect of payment or performance under this Agreement or any Loan Document secured hereby is materially impaired.

12.12 Bank, in good faith, believes any or all of the Collateral, including any proceeds, to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy.

12.13 Any employee benefit plan of Borrower ("Plan"") subject to the Employee Retirement Income Security Act of 1974 ("ERISA"") or any successor thereto shall be terminated pursuant to ERISA, a trustee shall be appointed to administer any Plan, the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan, or any Plan shall fail to satisfy the minimum funding standard for such Plan for a plan year as established by the Internal Revenue Code, as amended from time to time.

12.14 Debtor shall fail to perform any of its duties or obligations under this Agreement not specifically referenced in this Section 12.

13. Bank's Rights On Default. Upon the occurrence of an Event of Default, Bank shall be entitled to declare any of the Obligations immediately due and payable, and Bank shall have all rights provided in the California Uniform Commercial Code and otherwise available by law, may take possession of any Collateral and enter any premises where any Collateral is kept, with or without judicial process, may sue for the full amount of any or all of the Obligations without proceeding against any or all of the Collateral or sue for any deficiency remaining after disposition of any or all of the Collateral, may without notice or demand setoff and apply toward payment of any Obligations any and all demand, time, savings or any other deposit accounts, instruments, or other property under Bank's possession or control, and may sell or lease in any commercially reasonable manner in one or more transactions any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing. Sales for cash or on credit to any wholesaler, retailer or user of the Collateral, or at public auction or private sale, are all commercially reasonable. Bank may require Debtor to assemble any or all of the Collateral and make it available to Bank at the entrance to the location of the Collateral, or at any office of Bank in the county where the Collateral is or should have been located under the terms of this Agreement. Bank may sell or lease any or all of the Collateral without having it present at the place of the transaction. Whenever any Collateral is in the Bank's possession, Bank may use, operate and consume it in any commercially reasonable manner or as it deems appropriate for paying or performing the Obligations. Bank shall have no liability to the Debtor for any damage to real or personal property which is not Collateral caused by acts or omissions of Bank or its agents done in good faith in the course of removing, storing, processing, maintaining, preserving, protecting or disposing of Collateral nor for any such damage to Collateral except as a result of Bank's failure to sell or lease Collateral in a commercially reasonable manner. Bank is not obligated to collect, take possession of, or otherwise realize on any Collateral.

14. Multiple Debtors. If more than one Debtor signs this Agreement, their liability under this Agreement is joint and several. Any Debtor who is a married person agrees to recourse against his or her separate property for all Obligations. The breach of any provisions of this Agreement by any Debtor shall be a breach by all Debtors unless waived by Bank. Any release or substitution of Collateral or any impairment or suspension of Bank's rights against a Debtor, or any transfer of a Debtor's interest to another, shall not affect the liability of any other Debtor. All Debtors waive to the extent permitted by law: (a) any right to require Bank to proceed against any Debtor before any other, or to pursue any other remedy; (b) presentment protest and notice of protest, demand and notice of nonpayment demand of performance, notice of sale, and advertisement of sale; (c) any right to the benefit of or to direct the application of any Collateral until all Obligations shall have been paid; and (d) any right of subrogation to Bank until all Obligations shall have been paid or performed in full.

15. Modification And Waiver. Any forbearance or failure or delay by Bank In exercising any right, power or remedy hereunder, or acceptance of partial or delinquent payments, shall not be deemed a waiver thereof or of any other right hereunder, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver or consent shall be effective unless it is in writing and signed by an officer of Bank. No waiver of a current breach shall be deemed a waiver of a future breach. Bank may cure any Event of Default at Debtor's expense.

16. Assignment. Debtor may not assign or transfer Debtor's obligations hereunder without Bank's prior written consent Bank reserves the right to sell, assign or transfer its rights and duties under this Agreement, in whole or in part, notice to Debtor. In that connection, Bank may disclose all documents and information which Bank may have pertaining to this Agreement Debtor or Debtors business. On transfer of all or any part of the Obligations or a participation Interest therein, Bank may transfer all or any part of or interest in the Collateral. Bank may deliver all or any part of the Collateral to any Debtor at any time. Any such transfer or delivery shall discharge Bank from all liability and responsibility with respect to such Collateral transferred or delivered. This Agreement benefits Bank's successors and assigns and binds Debtors heirs, legatees, personal representatives, successors and assigns. Debtor agrees not to assert against any assignee of Bank any claim or defense Debtor may have against Bank.

17. Miscellaneous. Time is of the essence of this Agreement and all its provisions. Debtor will execute any additional agreements, assignments, notices, filings or documents reasonably required by Bank to effectuate this Agreement or to preserve and protect any Collateral and Bank's rights. This Agreement shall be governed by the laws of the State of California and, unless otherwise defined or provided herein, all words used in this Agreement have the meanings given them in the California Uniform Commercial Code. Titles preceding any paragraph of this Agreement are for convenience only and are not a part of this Agreement. All rights herein are cumulative and in addition to all fights available under law or contract Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at Its address given with the signatures at the end of this Agreement and shall be considered to have been validly given (a) upon delivery, if delivered personally, or (b) upon receipt, if mailed upon placement in the United States mail, first class postage prepaid or if sent by overnight courier service of recognized standing, and (c) upon telephoned confirmation of receipt, if sent by telecopy or facsimile. Unless separate notice is requested in writing by any Debtor, notice given to any Debtor shall constitute notice to all Debtors. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. Except for the Loan Documents and documents and instruments referenced herein, this Agreement and any exhibits, schedules and addenda constitute the entire agreement between Bank and Debtor in connection with the Collateral and supersede all prior understandings or agreements concerning the subject matter hereof.

18. Indemnification. Debtor shall pay and protect, defend and indemnify Bank and Bank's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Bank, collectively "Agents") against, and hold Bank and each Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including without limitation attorneys fees and costs) and other amounts incurred by Bank and each Agent arising from the matters contemplated by this Agreement or by any Loan Document; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Bank's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of the Obligations.

19. Reimbursement. Debtor shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements
(and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of this Agreement (b) any workout or attempted workout, (c) the rendering of legal advice as to Bank's rights, remedies and obligations under this Agreement or any of the Loan Documents, (d) collecting any sum which becomes due Bank under this Agreement or any Loan Document (e) any proceeding for declaratory relief, counterclaim to any proceeding, appeal, contempt proceeding, discovery, or post-judgment motions and proceedings of any kind, including without limitation any action taken to collect or enforce any judgment, (f) the protection, preservation or enforcement of any rights of Bank, (g) any motion, proceeding or other activity i connection with a case under Title 11 of the United States Code or any similar law, or (h) garnishment, levy and third party examinations.

20. Hazardous Substances. Except as disclosed in writing to Bank, Debtor's propert never has been and never will be used for the generation. manufacture, storage, treatment, disposal, release or threatened release of any flammable explosives, radioactive materials, asbestos or any other hazardous substance, as those or any similar terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss 9601 et seq. ("CERCLA"), any regulation promulgated thereunder, or any state or local law, rule, regulation. or order in effect from time to time. Debtor hereby agrees to indemnify and hold harmless Bank against any and all claims and losses resulting from a breach of this provision.

21. Copy.  Each Debtor acknowledges receipt of a copy of this Agreement

22. N/A Designation. Whenever "N/A" appears in this Agreement it means that the space or section in which it appears is deemed deleted from this Agreement.


DEBTOR:

Auto-Graphics, Inc., a California corporation

ss/Robert S. Cope

Robert S. Cope
President

This General Security Agreement Is a replacement of that certain Security Agreement-Accounts dated June 13, 1994 and that certain Security
Agreement-Equipment dated May 31, 1989

Address(es) of chief place(s) of business and chief executive office, or if none, residence:

3201 Temple Ave.
Pomona, CA 91768